UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2014
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-54597	27-1668227
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8895 Towne Centre Dr., Suite 105, San Diego, CA 92122
(Address of Principal Executive Office) (Zip Code)

888-530-3738
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 21, 2014, Frozen Food Gift Group, Inc., (“Company” or “FROZ”) entered into a Share Exchange Agreement (“Agreement”) with APT Group, Inc., (“APT”) pursuant to which the shareholders of APT exchanged up to one hundred percent (100%) of the total issued and outstanding shares of APT (“APT Shares”) for Company Shares (“Exchange Shares”), resulting in APT being a wholly-owned or controlled subsidiary of the Company, and the Company being controlled by the existing shareholders of APT.

The Agreement was consummated (the “Closing”) on March 27, 2014, in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. In mutual agreement, FROZ and APT amended the Agreement by waiving any conditions of the Agreement that have not yet been satisfied with the understanding that these items will be resolved post closing.

Item 3.02  Unregistered Sales of Equity Securities.

In connection with the Share Exchange Agreement, the Company will issue 2,735,501,964 shares of restricted $0.00001 par value common stock to the shareholders of APT.  The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

The Company will issue 175,000,000 shares of restricted $0.00001 par value common stock to Mammoth Corporation (“Mammoth”) pursuant to an exchange agreement signed on March 17, 2014, whereby two purchased notes were exchanged for a restated promissory note issued by FROZ pursuant to a purchase agreement between Mammoth and the Lawrence A. Carrell Trust. The purchased notes were originally issued by APT Powersport and Utility Products, LLC, a wholly owned subsidiary of APT Group, Inc., which restated the notes in an agreement with Mammoth. FROZ assumed the restated note between APT and Mammoth pursuant to the Share Exchange Agreement between APT and FROZ. The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Item 5.02 Election and Departure of Directors and Officers.

On March 27, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed Troy A. Covey and N. Douglas Pritt to serve as Directors of the Company. Mr. Troy A. Covey has served as the President of APT Group, Inc., and its subsidiaries from 2007 to present. N. Douglas Pritt is currently the Chief Executive Officer of Energy Revenue America, where he has served from 2012 to present. He had previously served as Chairman and Chief Executive Officer of NavStar Technologies, Inc., from 2002 through 2012.

On March 27, 2014, Matthew L. Schissler resigned as Chairman of the Board of Directors of Frozen Food Gift Group, Inc. There was no disagreement with the Company on any matter in connection with his departure.

On March 27, 2014, Jonathan F. Irwin resigned as the Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Frozen Food Gift Group, Inc. There was no disagreement with the Company on any matter in connection with his departure.

On March 27, 2014, John A. Berkeridge, Jr., resigned as a member of the Board of Directors of Frozen Food Gift Group, Inc. There was no disagreement with the Company on any matter in connection with his departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: March 28, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey, Director